RGP Reports Financial Results for Third Quarter Fiscal 2026

DALLAS, Texas, April 8, 2026 – Resources Connection, Inc. (Nasdaq: RGP) (the “Company”), a professional services firm, today announced its financial results for its third quarter of fiscal 2026 ended February 28, 2026.

Third Quarter Fiscal 2026 Highlights Compared to Prior Year Quarter:

•Revenue of $107.9 million compared to $129.4 million
•Gross margin improved to 35.7% compared to 35.1%
•Selling, general and administrative (“SG&A”) expenses improved to $45.8 million compared to $51.2 million
•Adjusted SG&A expenses, a non-GAAP measure, improved to $39.4 million compared to $43.7 million
•Net loss improved to $9.5 million (net loss margin of 8.8%) compared to net loss of $44.1 million (net loss margin of 34.0%)
•GAAP diluted loss per common share improved to $0.28 compared to $1.34
•Adjusted EBITDA, a non-GAAP measure, of $(1.4) million (Adjusted EBITDA margin of (1.3)%) compared to $1.7 million (Adjusted EBITDA margin of 1.3%)

Management Commentary

“Third quarter results were aligned with our previously provided outlook for revenue and gross margin, and our run rate SG&A expense was better than the outlook,” said Roger Carlile, Chief Executive Officer. “We continue to focus on our four priorities of aligning our cost structure with our current revenue levels, refocusing our On-Demand Talent segment offerings, scaling our Consulting segment, and streamlining how we operate. In the third quarter, we made focused investments in our On-Demand Talent and Consulting segments, which we expect to drive revenue growth as they mature through an anticipated ramp-up period. Additionally, we announced today that we have entered into an agreement to sell our Sitrick crisis communications business as part of the streamlining of our business portfolio to focus on the clients and services where we have a competitive right to win. We are confident that our continued focus on these priorities and related activities will deliver improved future financial results.”

Third Quarter Fiscal 2026 Results

Revenue in the third quarter of fiscal 2026 was $107.9 million compared to $129.4 million in the third quarter of fiscal 2025. On a same-day constant currency basis, revenue decreased by $25.4 million, or 19.6%. Billable hours decreased 16.3% year-over-year and the Company average bill rate for the third quarter of fiscal 2026 decreased 1.0% year over year, or 2.1% on a constant currency basis. The Company average bill rate reflects a continued shift in the geographic revenue mix towards regions with lower bill rates, whereas the average bill rate in the U.S. improved by 2.8% compared to the third quarter of fiscal 2025.

Gross margin in the third quarter of fiscal 2026 improved to 35.7% compared to 35.1% in the third quarter of fiscal 2025. The increase was primarily attributable to a moderate improvement in pay bill ratio, lower holiday pay as a result of less holidays compared to the prior year quarter and lower healthcare costs under the Company's self-insured medical program,

GAAP SG&A expenses for the third quarter of fiscal 2026 improved to $45.8 million, or 42.5% of revenue, compared to $51.2 million, or 39.5% of revenue, for the third quarter of fiscal 2025. The $5.3 million improvement in SG&A expenses year-over-year was primarily driven by a $1.9 million decrease in employee compensation and benefits costs following the reductions in force in fiscal 2025 and most recently the reductions in force in January 2026 and October 2025 in connection with the Company's restructuring and transformation initiatives, a $1.6 million decrease in technology transformation costs, primarily associated with the completion of the Company's North America technology implementation during fiscal 2025, a $0.9 million decrease in stock-based compensation, a $1.4 million decrease in consulting services and professional services fees, and a $1.6 million decrease related to other general and administrative costs due to our efforts to achieve an improved cost structure. These improvements were partially offset by a $1.5 million increase in restructuring costs primarily related to a non-cash impairment charge on a right-of-use asset in connection with the exit and sublease of certain office space, and a $1.0 million increase related to bad debt expense.

Income tax expense for the third quarter of fiscal 2026 was $0.7 million, or an effective tax rate of 7.9%, compared to an income tax benefit of $5.6 million, or an effective tax rate of 11.3%, for the third quarter of fiscal 2025. The income tax expense in the quarter ended February 28, 2026 was primarily attributable to income tax expense from profitable foreign jurisdictions, while losses in certain domestic and foreign jurisdictions did not result in a tax benefit due to the existence of valuation allowances.

Net loss for the third quarter of fiscal 2026 was $9.5 million (net loss margin of 8.8%), compared to net loss of $44.1 million (net loss margin of 34.0%) in the prior year quarter. Both fiscal quarters contained a number of non-run-rate items, including restructuring expenses in the third quarters of fiscal 2026 and fiscal 2025 and a goodwill impairment charge and technology transformation costs in the third quarter of 2025. Excluding all non-run-rate items, Adjusted EBITDA was $(1.4) million (margin of (1.3)%) in the third quarter of fiscal 2026 compared to $1.7 million (margin of 1.3%) in the prior year quarter.

Third Quarter Fiscal 2026 Segment Revenue Results

On-Demand Talent –Revenue in the On-Demand Talent segment was $40.9 million in the third quarter of fiscal 2026 compared to $47.1 million in the third quarter of fiscal 2025. On a same day constant currency basis, revenue decreased 16.3% in the third quarter of fiscal 2026. The decrease was due primarily to a decrease in billable hours of 17.1%, partially offset by an increase in the average bill rate of 4.5% (or 4.0% on a constant currency basis). The Company continued to experience reduced demand in traditional finance roles as clients increasingly adopt AI and automation. The Company remains focused on evolving the on-demand talent base and skillset to align with changing market demand. The improvement in average bill rate was the result of the Company’s continued focus on pricing discipline.

Consulting – Revenue in the Consulting segment was $36.9 million in the third quarter of fiscal 2026 compared to $52.6 million in the third quarter of fiscal 2025. On a same day constant currency basis, revenue decreased 32.5% in the third quarter of fiscal 2026 due to a 31.5% decrease in billable hours, partially offset by a 2.3% (or 1.6% on a constant currency basis) increase in the average bill rate. The decline in billable hours reflected slower pipeline conversion, while average bill rates continue to increase due to pricing discipline.

Europe & Asia Pacific – Revenue in the Europe & Asia Pacific segment was $18.1 million in the third quarter of fiscal 2026 compared to $18.6 million in the third quarter of fiscal 2025. On a same day constant currency basis, revenue declined 5.8%. The decrease was primarily due to a 3.6% decrease in billable hours as a result of delayed project starts, and a 3.9% decrease in the average bill rate on a constant currency basis due to a mix shift to lower cost markets in the Asia Pacific region.

Outsourced Services – Revenue in the Outsourced Services segment was $9.5 million in the third quarter of fiscal 2026 compared to $9.4 million in the third quarter of fiscal 2025. On a same-day constant currency basis, revenue decreased 1.7% in the third quarter of fiscal 2026.Billable hours increased 2.3% and the average bill rate declined 1.3%.

All Other – Revenue in the All Other segment was $2.5 million in the third quarter of fiscal 2026 compared to $1.8 million in the third quarter of fiscal 2025. On a same-day constant currency basis, revenue increased 34.7%. The increase was primarily due to an increase in billable hours of 51.1% partially offset by a 9.9% decrease in average bill rate.

Cash Position and Capital Allocation

As of February 28, 2026, cash and cash equivalents totaled $82.8 million and the Company had up to $49.3 million of remaining capacity under its credit agreement with Bank of America, N.A. entered into on July 2, 2025.

The Company used $0.7 million in cash from operations during the nine months ended February 28, 2026 compared to cash provided by operations of $2.1 million during the nine months ended February 22, 2025.

The Company paid a quarterly dividend of $0.07 per share on December 12, 2025, or $2.3 million in the aggregate, to stockholders of record at the close of business on November 14, 2025. The Company's Board of Directors had previously approved stock repurchase programs that authorized the Company's senior executives to purchase shares of the Company's common stock up to an aggregate dollar limit (the "Stock Repurchase Programs"). No shares of the Company's common stock were purchased under the Stock Repurchase Programs during the three and nine months ended February 28, 2026. As of February 28, 2026, approximately $79.2 million remained available for future repurchases of the Company’s common stock under the Stock Repurchase Programs.

Conference Call Information

RGP will hold a conference call for analysts and investors at 5:00 p.m., ET, today, April 8, 2026. A live webcast of the call will be available on the Events section of the Company’s Investor Relations website. To access the call by phone, please go to this link (registration link) and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time by visiting the Company's Investor Relations website.

About RGP

RGP (Nasdaq: RGP) has been redefining professional services for over 30 years by closing the gap between advice and execution. RGP combines the flexibility of on-demand talent, the rigor of consulting, and the accountability of managed services for faster impact, smarter investment, and lower risk. The firm partners with CFOs and other C-suite leaders across finance, digital transformation, data, and cloud—connecting advisory to execution at global scale.

Based in Dallas, Texas, with offices worldwide, RGP annually engages with over 1,500 clients around the world from approximately 40 physical practice offices and multiple virtual offices. As of January 2026, RGP is proud to have served 90% percent of the Fortune 100 and has been recognized by U.S. News & World Report (2025–2026 Best Companies to Work For) and Forbes (America’s Best Midsize Employers 2026, America's Best Management Consulting Firms 2025, World’s Best Management Consulting Firms 2025).

Resources Connection, Inc. (RGP) is listed on the Nasdaq Global Select Market, the exchange’s highest tier by listing standards. To learn more about RGP, visit: http://www.rgp.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to expectations concerning matters that are not historical facts. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “forecast,” “future,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should,” “strategy” or “will” or the negative of these terms or other comparable terminology. In this press release, such statements include statements regarding our strategic and operational plans, including expectations about the benefits of our investments in our Consulting and On-Demand Talent businesses and expectations about our ability to improve future financial results. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties include, but are not limited to, the following: risks related to an economic downturn or deterioration of general macroeconomic conditions, potential adverse effects to our and our clients’ liquidity and financial performances from bank failures or other events affecting financial institutions, the highly competitive nature of the market for professional services, risks related to the loss of a significant number of our consultants, or an inability to attract and retain new consultants, the possible impact on our business from the loss of the services of one or more key members of our senior management or key sales professionals, risks related to potential significant increases in wages or payroll-related costs, our ability to secure new projects from clients, our ability to achieve or maintain a suitable pay/bill ratio, our ability to compete effectively in the competitive bidding process, risks related to unfavorable provisions in our contracts which may permit our clients to, among other things, terminate the contracts partially or completely at any time prior to completion, our ability to realize the level of benefit that we expect from our restructuring initiatives, risks that our recent digital expansion and technology transformation efforts may not be successful, our ability to use artificial intelligence and machine learning in our business, our ability to build an efficient support structure as our business continues to grow and transform, our ability to grow our business, manage our growth or sustain our current business, our ability to serve clients internationally, additional operational challenges from our international activities possible disruption of our business from our past and future acquisitions, the possibility that our recent rebranding efforts may not be successful, our potential inability to adequately protect our intellectual property rights, risks that our computer hardware and software and telecommunications systems are damaged, breached or interrupted, risks related to the failure to comply with data privacy laws and regulations and the adverse effect it may have on our reputation, results of operations or financial condition, our ability to comply with governmental, regulatory and legal requirements and company policies, the possible legal liability for damages resulting from the performance of projects by our consultants or for our clients’ mistreatment of our personnel, risks arising from changes in applicable tax laws or adverse results in tax audits or interpretations, the possible adverse effect on our business model from the reclassification of our independent contractors by foreign tax and regulatory authorities, the possible difficulty for a third party to acquire us and resulting depression of our stock price, the operating and financial restrictions from our credit facility, risks related to the variable rate of interest in our credit facility, the possible impact of activist shareholders, the possibility that we are unable to or elect not to pay our quarterly dividend payment, and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K for the year ended May 31, 2025, which was filed on July 28, 2025 and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.

RESOURCES CONNECTION, INC.
SUMMARY OF CONSOLIDATED FINANCIAL RESULTS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	February 28,	February 22,	February 28,	February 22,
	2026	2025	2026	2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$107,930	$129,438	$345,891	$411,991
Cost of services	69,351	84,064	216,138	260,544
Gross profit	38,579	45,374	129,753	151,447
Selling, general and administrative expenses	45,849	51,189	148,159	151,404
Goodwill impairment	—	42,039	—	125,376
Amortization expense	746	1,407	3,083	4,461
Depreciation expense	328	464	1,015	1,466
Loss from operations	(8,344)	(49,725)	(22,504)	(131,260)
Interest income, net	(178)	(106)	(348)	(469)
Other expense (income)	605	22	490	(50)
Loss before income tax expense (benefit)	(8,771)	(49,641)	(22,646)	(130,741)
Income tax expense (benefit)	696	(5,589)	1,887	(12,267)
Net loss	$(9,467)	$(44,052)	$(24,533)	$(118,474)

Net loss per common share:
Basic	$(0.28)	$(1.34)	$(0.74)	$(3.58)
Diluted	$(0.28)	$(1.34)	$(0.74)	$(3.58)

Weighted-average number of common and common equivalent shares outstanding:
Basic	33,698	32,938	33,347	33,130
Diluted	33,698	32,938	33,347	33,130

Cash dividends declared per common share	$0.07	$0.14	$0.21	$0.42

Revenue by Segment
On-Demand Talent	$40,917	$47,089	$128,383	$153,014
Consulting	36,911	52,597	123,165	168,265
Europe & Asia Pacific	18,066	18,576	58,052	56,260
Outsourced Services	9,516	9,367	28,862	28,284
All Other	2,520	1,809	7,429	6,168
Total consolidated revenue	$107,930	$129,438	$345,891	$411,991

Cash dividend
Total cash dividends paid	$2,350	$4,632	$7,003	$14,014

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET, CASH FLOW AND OTHER INFORMATION
(In thousands, except consultant headcount and average rates)

	February 28,	May 31,
SELECTED BALANCE SHEET INFORMATION:	2026	2025
	(Unaudited)
Cash and cash equivalents	$82,764	$86,147
Trade accounts receivable, net of allowance for credit losses	$79,333	$99,210
Total assets	$274,114	$304,688
Current liabilities	$66,119	$75,402
Total liabilities	$87,430	$97,607
Total stockholders’ equity	$186,684	$207,081

	Nine Months Ended
	February 28,	February 22,
SELECTED CASH FLOW INFORMATION:	2026	2025
	(Unaudited)
Cash flow -- operating activities	$(666)	$2,149
Cash flow -- investing activities	$(543)	$(13,083)
Cash flow -- financing activities	$(5,135)	$(23,114)

	Three Months Ended
	February 28,	February 22,
SELECTED OTHER INFORMATION:	2026	2025
	(Unaudited)
Agile consultant headcount - on assignment, during period	2,086	2,709
Salaried consultant headcount - average of period	394	493
Average bill rate (1)	$122	$123
Average pay rate (1)	$58	$58
Common shares outstanding, end of period	34,089	33,069

(1) Rates represent the weighted average bill rates and pay rates across the countries in which we operate. Such weighted average rates are impacted by the mix of our business across the geographies as well as fluctuations in currency rates.

RESOURCES CONNECTION, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except number of business days)

The following table discloses the Company’s average bill rate by segment for the last five quarters ended:

	February 28, 2026	November 29, 2025	August 30, 2025	May 31, 2025	February 22, 2025
Average bill rate (1):	(Unaudited)
Consolidated bill rate	$122	$122	$121	$125	$123
On-Demand Talent	$146	$143	$140	$143	$140
Consulting	$163	$164	$160	$158	$159
Europe & Asia Pacific	$59	$61	$60	$64	$59
Outsourced Services	$136	$133	$136	$140	$137

(1)Average bill rate is calculated by dividing total realized service revenue by the total number of billable hours.

	Three Months Ended		Nine Months Ended
Number of Business Days	February 28, 2026	February 22, 2025	February 28, 2026	February 22, 2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
On-Demand Talent (1)	61	59	188	186
Consulting (1)	61	59	188	186
Europe & Asia Pacific (2)	61	62	188	188
Outsourced Services (1)	61	59	188	186
All Other (1)	61	59	188	186

(1) This represents the number of business days in the U.S.

(2) The business days in international regions represent the weighted-average number of business days.

Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to assess our financial and operating performance that are not defined by or calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”) to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the Consolidated Statements of Operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable GAAP measure so calculated and presented. The following non-GAAP measures are presented in this press release:

•Same-day constant currency revenue is adjusted for the following items:

oCurrency impact. In order to remove the impact of fluctuations in foreign currency exchange rates, the Company calculates same-day constant currency revenue, which represents the outcome that would have resulted had exchange rates in the current period been the same as those in effect in the comparable prior period.

oBusiness days impact. In order to remove the fluctuations caused by comparable periods having a different number of business days, the Company calculates same-day revenue as current period revenue (adjusted for currency impact) divided by the number of business days in the current period, multiplied by the number of business days in the comparable prior period. The number of business days in each respective period is provided in the “Number of Business Days” section of the “Reconciliation of GAAP to Non-GAAP Financial Measures” table below.

•EBITDA is calculated as net income (loss) before amortization expense, depreciation expense, interest and income taxes.

•Adjusted EBITDA is calculated as EBITDA excluding stock-based compensation expense, amortized Enterprise Resource Planning (“ERP”) system costs, technology transformation costs, goodwill impairment, acquisition costs, gain on sale of assets, restructuring costs, CEO transition costs, and other items management believes are not representative of the Company's core operations. We also present herein Adjusted EBITDA at the segment level as a measure used to assess the performance of our segments. Segment Adjusted EBITDA excludes certain shared corporate administrative costs that are not practical to allocate.

•Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue.

•Adjusted diluted earnings (loss) per common share is calculated as diluted earnings (loss) per common share, excluding the per share impact of stock-based compensation expense, technology transformation costs, acquisition costs, goodwill impairment, gain on sale of assets, restructuring costs, CEO transition costs, and adjusted for the related tax effects of these adjustments.

•Adjusted SG&A expense is calculated as SG&A expenses excluding stock-based compensation, amortized ERP system costs, technology transformation costs, acquisition costs, gain on sale of assets, restructuring costs, CEO transition costs, and other items management believes are not representative of the Company's core operations.

We believe the above-mentioned non-GAAP financial measures, which are used by management to assess the core performance of our Company, provide useful information and additional clarity of our operating results to our investors in their own evaluation of the core performance of our Company and facilitate a comparison of such performance from period to period. These are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for revenue, net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our revenue, profitability or liquidity. These measures should be considered in addition to, and not as a substitute for, revenue, net income (loss), earnings (loss) per share, cash flows or other measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently.

RESOURCES CONNECTION, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except number of business days)

Same-day Constant Currency Revenue by Segment - Year-over-Year Comparison

	Three Months Ended
	February 28, 2026				February 22, 2025
	(Unaudited)				(Unaudited)
	As reported (GAAP)	Currency impact	Business days impact	Same-day constant currency revenue	As reported (GAAP)
On-Demand Talent	$40,917	$(180)	$(1,342)	$39,395	$47,089
Consulting	36,911	(241)	(1,164)	35,506	52,597
Europe & Asia Pacific	18,066	(761)	188	17,493	18,576
Outsourced Services	9,516	—	(312)	9,204	9,367
All Other	2,520	—	(83)	2,437	1,809
Total Consolidated	$107,930	$(1,182)	$(2,713)	$104,035	$129,438

	Nine Months Ended
	February 28, 2026				February 22, 2025
	(Unaudited)				(Unaudited)
	As reported (GAAP)	Currency impact	Business days impact	Same-day constant currency revenue	As reported (GAAP)
On-Demand Talent	$128,383	$(229)	$(1,366)	$126,788	$153,014
Consulting	123,165	(314)	(1,264)	121,587	168,265
Europe & Asia Pacific	58,052	(1,740)	109	56,421	56,260
Outsourced Services	28,862	—	(307)	28,555	28,284
All Other	7,429	—	(79)	7,350	6,168
Total Consolidated	$345,891	$(2,283)	$(2,907)	$340,701	$411,991

RESOURCES CONNECTION, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts and percentages)

Adjusted EBITDA to Net Loss

	Three Months Ended				Nine Months Ended
	February 28, 2026	% of Revenue (1)	February 22, 2025	% of Revenue (1)	February 28, 2026	% of Revenue (1)	February 22, 2025	% of Revenue (1)
Adjusted EBITDA:	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
On-Demand Talent	$2,859	7.0%	$2,567	5.5%	$11,343	8.8%	$10,731	7.0%
Consulting	1,682	4.6%	5,914	11.2%	11,179	9.1%	23,390	13.9%
Europe & Asia Pacific	785	4.3%	841	4.5%	3,096	5.3%	2,549	4.5%
Outsourced Services	1,434	15.1%	1,493	15.9%	5,483	19.0%	4,434	15.7%
All Other	(839)	(33.3)%	(727)	(40.2)%	(304)	(4.1)%	(1,720)	(27.9)%
Unallocated items (2)	(7,368)		(8,437)		(25,134)		(25,757)
Consolidated Adjusted EBITDA	(1,447)		1,651		5,663		13,627
Adjustments:
Stock-based compensation expense	(1,031)		(1,908)		(4,937)		(5,417)
Amortized ERP system costs (3)	(700)		(609)		(2,104)		(609)
Technology transformation costs (4)	—		(1,574)		—		(5,475)
Acquisition costs (5)	(320)		(492)		(1,218)		(2,296)
Goodwill impairment (6)	—		(42,039)		—		(125,376)
Gain on sale of assets (7)	—		—		—		3,420
Restructuring costs (8)	(4,377)		(2,905)		(7,271)		(3,157)
CEO transition costs (9)	—		—		(9,029)		—
Amortization expense	(746)		(1,407)		(3,083)		(4,461)
Depreciation expense	(328)		(464)		(1,015)		(1,466)
Interest income, net	178		106		348		469
Loss before income tax expense (benefit)	(8,771)		(49,641)		(22,646)		(130,741)
Income tax expense (benefit)	(696)		5,589		(1,887)		12,267
Net loss	$(9,467)		$(44,052)		$(24,533)		$(118,474)

Adjusted Diluted Loss per Common Share - Three Months Ended February 28, 2026 and February 22, 2025

	Three Months Ended
	February 28,	% of	February 22,	% of
Adjusted EBITDA	2026	Revenue (1)	2025	Revenue (1)
	(Unaudited)		(Unaudited)
Net loss	$(9,467)	(8.8)%	$(44,052)	(34.0)%
Adjustments:
Amortization expense	746	0.7%	1,407	1.1%
Depreciation expense	328	0.3%	464	0.4%
Interest income, net	(178)	(0.2)%	(106)	(0.1)%
Income tax expense (benefit)	696	0.6%	(5,589)	(4.3)%
EBITDA	(7,875)	(7.3)%	(47,876)	(37.0)%
Stock-based compensation expense	1,031	1.0%	1,908	1.5%
Amortized ERP system costs (3)	700	0.6%	609	0.5%
Technology transformation costs (4)	—	—%	1,574	1.2%
Acquisition costs (5)	320	0.3%	492	0.4%
Goodwill impairment (6)	—	—%	42,039	32.5%
Restructuring costs (8)	4,377	4.1%	2,905	2.2%
Adjusted EBITDA	$(1,447)	(1.3)%	$1,651	1.3%

Adjusted Diluted Loss per Common Share
Diluted loss per common share, as reported	$(0.28)		$(1.34)
Stock-based compensation expense	0.03		0.06
Amortized ERP system costs (3)	0.02		0.02
Technology transformation costs (4)	—		0.05
Acquisition costs (5)	0.01		0.01
Goodwill impairment (6)	—		1.28
Restructuring costs (8)	0.13		0.09
Income tax impact of adjustments (10)	—		(0.25)
Adjusted diluted loss per common share (11)	$(0.09)		$(0.08)

Adjusted Diluted Loss per Common Share - Nine Months Ended February 28, 2026 and February 22, 2025

	Nine Months Ended
	February 28,	% of	February 22,	% of
Adjusted EBITDA	2026	Revenue (1)	2025	Revenue (1)
	(Unaudited)		(Unaudited)
Net loss	$(24,533)	(7.1)%	$(118,474)	(28.8)%
Adjustments:
Amortization expense	3,083	0.9%	4,461	1.1%
Depreciation expense	1,015	0.3%	1,466	0.4%
Interest income, net	(348)	(0.1)%	(469)	(0.1)%
Income tax expense (benefit)	1,887	0.5%	(12,267)	(3.0)%
EBITDA	(18,896)	(5.5)%	(125,283)	(30.4)%
Stock-based compensation expense	4,937	1.4%	5,417	1.3%
Amortized ERP system costs (3)	2,104	0.6%	609	0.1%
Technology transformation costs (4)	—	—%	5,475	1.3%
Acquisition costs (5)	1,218	0.4%	2,296	0.6%
Goodwill impairment (6)	—	—%	125,376	30.4%
Gain on sale of assets (7)	—	—%	(3,420)	(0.8)%
Restructuring costs (8)	7,271	2.1%	3,157	0.8%
CEO transition costs (9)	9,029	2.6%	—	—%
Adjusted EBITDA	$5,663	(1.0)%	$13,627	3.3%

Adjusted Diluted Loss per Common Share
Diluted loss per common share, as reported	$(0.74)		$(3.58)
Stock-based compensation expense	0.15		0.16
Amortized ERP system costs (3)	0.06		0.02
Technology transformation costs (4)	—		0.17
Acquisition costs (5)	0.04		0.07
Goodwill impairment (6)	—		3.78
Gain on sale of assets (7)	—		(0.10)
Restructuring costs (8)	0.22		0.10
CEO transition costs (9)	0.27		—
Income tax impact of adjustments (10)	—		(0.55)
Adjusted diluted loss per common share (11)	$—		$0.07

SG&A Expenses to Run Rate SG&A Expenses

	Three Months Ended		Nine Months Ended
	February 28, 2026	February 22, 2025	February 28, 2026	February 22, 2025
	(Unaudited)
SG&A expenses	$45,849	$51,189	$148,159	$151,404
Stock-based compensation expense	(1,031)	(1,908)	(4,937)	(5,417)
Amortized ERP system costs (3)	(700)	(609)	(2,104)	(609)
Technology transformation costs (4)	—	(1,574)	—	(5,475)
Acquisition costs (5)	(320)	(492)	(1,218)	(2,296)
Gain on sale of assets (7)	—	—	—	3,420
Restructuring costs (8)	(4,377)	(2,905)	(7,271)	(3,157)
CEO transition costs (9)	—	—	(9,029)	—
Run rate SG&A expenses	$39,421	$43,701	$123,600	$137,870

(1) The percentage of revenue may not foot due to rounding.

(2) Unallocated items are generally comprised of unallocated corporate administrative costs, including management and board compensation, corporate support function costs and other general corporate costs that are not allocated to segments.

(3) Amortized ERP system costs represent the amortization of capitalized technology transformation costs related to a newly implemented ERP system, which was recorded within SG&A expenses on the Consolidated Statements of Operations.

(4) Technology transformation costs represent costs included in net loss related to the Company’s initiative to upgrade its technology platform globally, including a cloud-based ERP system and talent acquisition and management systems. Such costs primarily include hosting and certain other software licensing costs, third-party consulting fees and costs associated with dedicated internal resources that are not capitalized.

(5) Acquisition costs primarily represent costs included in net loss related to the Company’s business acquisition. These costs include transaction bonuses, cash retention bonus accruals, and fees paid to the Company's broker, legal counsel, and other professional services firms.

(6) The goodwill impairment charge recognized during the three and nine months ended February 22, 2025 was related to the On-Demand Talent, Consulting and Europe & Asia Pacific segments.

(7) Gain on sale of assets was related to the Company’s sale of its Irvine office building, which was completed on August 15, 2024.

(8) Restructuring costs during the three and nine months ended February 28, 2026 include employee termination costs incurred in the reductions in force, impairment of right-of-use asset, and non-recurring third-party consulting costs associated with the Company's restructuring and transformation initiatives. Restructuring costs during the three and nine months ended February 22, 2025 represent costs incurred in connection with a previous reduction in force intended to reduce costs and streamline operations, which was authorized in December 2024.

(9) CEO transition costs represent non-recurring costs incurred in connection with the separation of the Company's former CEO. These costs include $5.9 million of cash severance and $3.1 million of non-cash stock compensation expense reflecting the acceleration of expense recognition of equity awards.

(10) The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates. An adjusted effective income tax rate has been determined for each period presented by applying the statutory income tax rate, net of adjustments for valuation allowances, where applicable, which was used to compute Adjusted Net Income for the periods presented. For the three and nine months ended February 28, 2026, due to the existence of a U.S. tax valuation allowance, the tax impact of the pre-tax adjustments is immaterial. For the three and nine months ended February 22, 2025, the tax impact of the pre-tax adjustments was primarily due to goodwill impairment charges, with no valuation allowance to offset the tax effects of the adjustment.

(11) Adjusted diluted loss per common share is based on weighted average diluted shares outstanding of 34,204,001 and 32,937,567 for the three months ended February 28, 2026 and February 22, 2025, respectively and 33,653,683 and 33,129,973 for the nine months ended February 28, 2026 and February 22, 2025, respectively.

Analyst Contact:
Jennifer Ryu
Chief Financial Officer
(US+) 1-714-430-6500
jennifer.ryu@rgp.com

Media Contact:
Pat Burek
Financial Profiles
(US+) 1-310-622-8244
pburek@finprofiles.com